Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-216320 of our report dated February 28, 2017, relating to the consolidated financial statements and financial statement schedule of Gardner Denver Holdings, Inc. and subsidiaries (formerly Renaissance Parent Corp.) appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

April 24, 2017